Exhibit (d)(1)

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706 PROOF OF: APRIL 17, 2007 PENNANTPARK INVESTMENT CORPORATION TSB 26760 FC LOT 1
SALES: C. SHARKEY 302-731-7088	OPERATOR: AP
7 / LIVE JOBS / P / PENNANTPARK 26760 FC Lot 1	REV. 1

COLORS SELECTED FOR PRINTING: Logo prints in PMS 2955. PMS 2955 AT 50% AND 25%, Intaglio prints in SC-7 dark blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

NOTE: TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD.

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211 (b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT –	Custodian
TEN ENT	– as tenants by the entireties		(Cust) (Minor)
JT TEN	– as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________________________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_____________________________________________________________________________________________________ shares of the Common Stock of the Corporation represented by this Certificate and does hereby irrevocably constitute and appoint

___________________________________________________________________________________________________ Attorney

to transfer the said shares of Common Stock on the books of the Corporation, with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:	THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931)388-3003	PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706 PROOF OF: APRIL 17, 2007 PENNANTPARK INVESTMENT CORPORATION TSB 26760 BK LOT 1
SALES: C. SHARKEY 302-731-7088	OPERATOR: AP
7 / LIVE JOBS / P / PENNANTPARK 26760 BK Lot 1	REV. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF